Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted and pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Karen Rodgers, Controller and Principal Financial Officer of Scorpion Performance, Inc., hereby certifies that to the best of her knowledge:

          (1)          the Quarterly Report on Form 10-Q of Scorpion Performance, Inc. for the period ended September 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)          the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Scorpion Performance, Inc.

Date: November 14, 2008

/s/ Karen Rodgers
Karen Rodgers
Controller and Principal Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Scorpion Performance, Inc. and will be retained by Scorpion Performance, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.